Exhibit 5

May 24, 2011

LKQ Corporation

500 West Madison Street

Suite 2800

Chicago, IL 60661

LKQ Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as securities counsel to LKQ Corporation, a Delaware corporation (the “Company”), with respect to rendering this opinion under the laws of the State of Delaware relating to the issuance of an additional 6,400,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) issuable in connection with the LKQ Corporation 1998 Equity Incentive Plan, as amended (“Equity Plan”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

For the purpose of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of only the following documents: (a) Certificate of Incorporation and all Certificates of Amendment of the Company filed with the Secretary of State of the State of Delaware through the date of this opinion (collectively, the “Certificate of Incorporation”), (b) the bylaws of the Company, as amended, (c) pertinent resolutions of the Board of Directors and committees thereof of the Company (the “Resolutions”), (d) the Equity Plan, (e) a certificate or certificates of the Secretary of State of the State of Delaware, (f) certificates or letters of the Company and others, and (g) such other documents as I have deemed necessary as a basis for the opinions set forth herein. As to questions of fact material to this opinion, I have relied, to the extent I deemed such reliance appropriate, without investigation, on the documents referred to above.

In connection with this opinion, I have assumed that (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine; (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by me had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by me had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), relating to the Shares will have become effective under the Act, and no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and (vii) the Company Shares have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

Based upon the foregoing, I am of the opinion that :

1. When the Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Equity Plan and the Resolutions and any consideration therefor provided in the Equity Plan has been received, the Shares will, upon such issuance, constitute validly issued, fully paid, and non-assessable shares of common stock, $0.01 par value, of the Company.

The opinion and other matters in this letter are qualified in their entirety by, and subject to, the following:

i. I express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term “Included Laws” means the Laws of the State of Delaware that are, in my experience, normally applicable to the matters covered by my opinion, including the General Corporation Law of the State of Delaware, any applicable provisions of the Constitution of the State of Delaware, and applicable judicial decisions. I do not express any opinions as to any other laws or the laws of any other jurisdiction.

ii. The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

iii. This letter and the matters addressed herein are as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a “Person”), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references made to me included in or made a part of the Registration Statement. I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ VICTOR M. CASINI